SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 20, 1998



                            PEASE OIL AND GAS COMPANY
             (Exact name of registrant as specified in its charter)





        Nevada                      0-6580                     84-0285520
(State or other jurisdiction  (Commission File No.)         (I.R.S. Employer
  of incorporation)                                         Identification No.)


751 Horizon Court, Suite 203, Grand Junction Colorado          81506-8718
     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number including area code:   (970) 245-5917


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Item 5.           OTHER MATERIAL EVENTS.

         On May 20, 1998, the Registrant entered into an agreement with National Energy Group, Inc. ("NEGX") pursuant to which, for a purchase price of $750,000 for NEGX, the Prospect Participation Letter Agreement ("Participation Agreement") dated February 4, 1997, as amended, was terminated effective as of April 30, 1998 and the Registrant reconveyed to NEGX its interest in the oil and gas prospects described in the Participation Agreement, other than the Registrant's interest in the East Bayou Sorrel prospect, including two producing wells. In addition, Registrant reconveyed to NEGX all of Registrant's interest to seismic and other data described in the Seismic Survey Participating Agreement dated January 16, 1998, except for data generated in the East Bayou Sorrel prospect. Finally, Registrant agreed not to elect to invoke its right to become a "nonconsenting party" (as defined in the applicable operating agreement) as to the next unit well proposed by NEGX as operator in the East Bayou Sorrel prospect. Subsequent to the agreement, Registrant has no ongoing obligation to join in oil or natural gas exploration activities with NEGX. Also, Registrant shall no longer have a right to join in exploration projects generated by third parties in which NEGX becomes a participate. Registrant has retained its interest in the Schwing No. 1 and Schwing No. 2 producing wells and surrounding acreage in the East Bayou Sorrel prospect.



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Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  Registrant is a Small Business Issuer. Under Item 310(c)(3)(i) of Regulation S-B, financial statements relating to the assets acquired are not required.

         (b)      Pro forma financial information.

                  Registrant is a Small Business Issuer. Under Item 310(d) of Regulation S-B, pro forma information relating to the acquisition of the assets is not required.

         (c)      Exhibits.

                  Exhibit 10.1 Letter Agreement with National Energy Group, Inc. dated May 20, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 15, 1998

                            PEASE OIL AND GAS COMPANY



                          By /s/ Willard H. Pease, Jr.
                                             Willard H. Pease, Jr., President


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